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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Patterson-UTI Energy, Inc. (f/k/a "Patterson Energy, Inc.") and subsidiaries of our report dated January 28, 2002 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2001 of Patterson-UTI Energy, Inc.


                                        /S/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
November 22, 2002